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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): March 14, 2003
                               -------------------

                             STUDENT ADVANTAGE, INC.
                             -----------------------
             (Exact name of Registrant as specified in its charter)

             Delaware                   0-26074                04-3263743
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         (State or Other       (Commission File Number)      (IRS Employer
  Jurisdiction of Incorporation)                          Identification No.)

              280 Summer Street, Boston, MA                  02210
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        (Address of principal executive offices)           (Zip Code)

               Registrant's telephone number, including area code

                                 (617) 912-2000
                              --------------------

          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

         Student Advantage, Inc. (the "Company") amended its loan agreement with Reservoir Capital Partners, L.P. and its affiliate, Reservoir Capital Master Fund, L.P. ("Reservoir") to provide an additional loan of $500,000 to the Company. As of March 14, 2003, the Company's indebtedness to Reservoir, Scholar, Inc. (an entity owned in part by the Company's Chief Executive Officer) and John Katzman, a former director and a guarantor of the Company's indebtedness to Reservoir, is approximately $15.4 million. Finally, the Company and its lenders modified their agreement on allocations of transaction proceeds in the event certain business assets are sold in the future.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial Statements of the Business Acquired.

         Not applicable.

(b)  Pro Forma Financial Information.

         Not applicable.

(c)  Exhibits.

         See the Exhibit Index attached hereto.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   STUDENT ADVANTAGE, INC.
                                   (Registrant)

Date: March 19, 2003               By: /s/ Raymond V. Sozzi, Jr.
                                   ----------------------
                                   Raymond V. Sozzi, Jr.
                                   President and Chief Executive Officer

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                                  EXHIBIT INDEX

10.1 Promissory Note, dated March 14, 2003, executed and delivered by the Registrant to Reservoir Capital Partners, L.P. in the original principal amount of $428,200.

10.2 Promissory Note, dated March 14, 2003, executed and delivered by the Registrant to Reservoir Capital Master Fund, L.P. in the original principal amount of $71,800.

10.3 Amendment No. 8 to Loan Agreement, dated as of March 13, 2002, among the Registrant, the subsidiaries of the Registrant and Reservoir Capital Partners, L.P., Reservoir Capital Associates, L.P. Reservoir Capital Master Fund, L.P., Scholar, Inc., and John Katzman (amending the Loan Agreement by and among the Registrant, the subsidiaries of the Registrant, and Reservoir Capital Partners, L.P., Reservoir Capital Associates, L.P. and Reservoir Capital Master Fund, L.P.).